Exhibit 16.1

April 12, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read ImmuCell Corporation’s statements included under Item 4.01 of its Form 8-K filed on April 12, 2019 and we agree with such statements concerning our firm.